SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BRISTOL HOTELS & RES

          GAMCO INVESTORS, INC.
                                 3/31/00           50,000-            9.5000
                                 3/31/00           45,000-            9.5000
          GABELLI ASSOCIATES LTD
                                 3/31/00          351,700-            9.5000
                                 3/21/00              200             9.3750
                                 3/20/00              200             9.3750
                                 3/17/00            1,300             9.3750
          GABELLI ASSOCIATES FUND
                                 3/31/00          414,850-            9.5000
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 3/31/00          269,200-            9.5000
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/31/00           60,000-            9.5000
               THE GABELLI ABC FUND
                                 3/31/00          100,000-            9.5000


          (1) THE TRANSACTIONS ON 3/31/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.